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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) of NCS HealthCare, Inc. pertaining to the registration of 1,050,000 shares of its Class A Common Stock for the NCS HealthCare Employee Savings Plan and Trust of our report dated August 18, 2000 with respect to the consolidated financial statements of NCS HealthCare, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 2000 filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP


Cleveland, Ohio
November 9, 2000